                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

/X/      Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14-c5(d)(2))
/ /      Definitive Information Statement

                           U S Amateur Sports, Inc.
                           ------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

         /X/ No fee required.
         / / Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

         1) Title of each class of securities to which transaction applies:

            ---------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            ---------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ---------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            ---------------------------------------------
         5) Total fee paid:

            ---------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            ---------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            --------------------------------------------
         3) Filing Party:

            ---------------------------------------------
         4) Date Filed:

            ---------------------------------------------


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                           U S AMATEUR SPORTS, INC.
                        8125 Monetary Drive, Suite H4
                        Riviera  Beach, Florida  33404


                            INFORMATION STATEMENT


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.


Item 1.  Date, Time, Place and Matters to be Discussed Information.
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     (a)  The special meeting of the shareholders is scheduled for January 25,
1999, at 4:00 p.m., at the offices of the Company, 8125 Monetary Drive, Suite H4, Riviera Beach, Florida 33404.

     (b) The approximate date on which this Preliminary Information Statement is first sent or given to security holders is January 4, 1999.

     (c) The purpose of the meeting is to discuss an amendment to the Company's Articles of Incorporation to change the Company's name to ecom ecom.com, inc., and to change the Company's trading symbol, which has been approved by all of the Company's directors on December 17, 1998.

Item 2.  Revocability of Proxy.
-------------------------------
     Not applicable because proxies are not being solicited.

Item 3.  Dissenters' Rights of Appraisal.
-----------------------------------------
     Those issues to come before the shareholders are not subject to any rights of dissenters pursuant to Florida law.

Item 4.  Persons Making the Solicitation.
-----------------------------------------
     Not applicable.

Item 5.  Interest of Certain Persons in Matters to be Acted Upon.
-----------------------------------------------------------------
     Not applicable.

Item 6.  Voting Securities and Principal Holders Thereof.
---------------------------------------------------------
     (a) The Company has one class of common stock, of which 50,000,000 shares of common stock are currently authorized and 11,932,600 shares on November 30, 1998, were currently outstanding. Therefore, the total number of votes is 11,932,600.

     (b) The record date for shareholders is November 30, 1998, with respect to this Notice.

     (c) The shareholders shall not have cumulative voting rights with respect to the change of the Company's name.


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     (d)  The following persons own more than five percent of the Company's outstanding common stock, including shares held beneficially: David J. Panaia, 19.80%; Gerald V. Bergman, 5.28%; Thomas J. Thomas, 5.57%; Linda C. Bergman, 12.28%; Axis Enterprises, Ltd., 12.57%.

     (e) There has been no change in control of the Company since the beginning of its current fiscal year.

Item 7.  Directors and Executive Officers.
------------------------------------------
     (a)  Legal Proceedings:

      The Company is not involved in any material legal proceedings or litigation and the officers and directors are aware of no other pending material proceedings or litigation.

     (b) The names and ages of directors of U S Amateur Sports and all persons serving as directors along with all other positions and offices with U S Amateur Sports held by such persons together with the terms as directors are as set forth below. There are no arrangements outstanding between such persons and the Company pursuant to which they were selected as directors. The Company has the following officers and directors as of November 30, 1998, through the date of the meeting, with the officers and other directors whose terms have not expired indicated:

                        Position                First        Term of
Name               Age  With Company            Appointed    Office
----               ---  ------------            ---------    -------

David J. Panaia    59   Chief Executive         06/18/94     (1),(2),(3)
                        Officer,President,
                        Treasurer and a
                        Director

Gerald V. Bergman  51   Director                06/26/95     (2),(3)

Thomas J. Thomas   48   Secretary and a         06/26/95     (1),(2)
                        Director

Guy T. Lindley     51   Chief Financial         10/29/98     (1),(2)
                        Officer and a
                        Director
___________

(1)   Officers serve at the pleasure of the Company's Board of Directors.

(2) The Directors are Thomas J. Thomas, whose term expires on the date of the 1999 annual shareholders meeting; David J. Panaia and Gerald V. Bergman, whose terms expire on the date of the 2000 annual shareholders meeting; and Guy T. Lindley, whose term will expire on the date of the 2001 annual shareholders meeting.

(3) Gerald V. Bergman tendered his resignation as Treasurer of the Company, effective May 31, 1998, in order to pursue other business interests. He retains his position as a member of the Board of Directors. Effective June 1, 1998, Mr. Panaia assumed the position of Treasurer.


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     The Company's Board of Directors sets corporate policies which are implemented by the Company's management. In the event that the Company's Board of Directors determines that a member faces a conflict of interest, for any reason, it is expected that the subject director will abstain from voting on the matter which raised the issue.

     (c) On September 9, 1998, Jack J. Enterline resigned as a director of the Company.

     (d) The following is a list of the names, ages and business resumes of all the executive officers of the Company, indicated by positions and offices held by each person, and there are no arrangements or understandings between him or any other person pursuant to which he was selected as an officer. None of the officers are related. The business experience of each officer/director follows the list:

                        Position                First        Term of
Name               Age  With Company            Appointed    Office
----               ---  ------------            ---------    -------

David J. Panaia    59   Chief Executive         06/18/94     (1),(2)
                        Officer,President,
                        Treasurer and a
                        Director

Gerald V. Bergman  51   Director                06/26/95     (1),(2)

Thomas J. Thomas   48   Secretary and a         06/26/95     (1),(2)
                        Director

Guy T. Lindley     51   Chief Financial         10/29/98     (1),(2)
                        Officer and a
                        Director
___________

(1)  Officers serve at the pleasure of the Company's Board of Directors.

(2) The Directors are Thomas J. Thomas, whose term expires on the date of the 1999 annual shareholders meeting; David J. Panaia and Gerald V. Bergman, whose terms expire on the date of the 2000 annual shareholders meeting; and Guy T. Lindley, whose term will expire on the date of the 2001 annual shareholders meeting. The Company currently intends to hold its next annual meeting during October 1999.

     David J. Panaia, President, Chief Executive Officer and Director, is the founder of the Company and has served as Director and President since the Company was incorporated in June 1994. Mr. Panaia previously founded several other businesses, including Gold Cross Ambulance Service, Inc. and Gold Cross Medical Services, Inc., and acquired several other companies which were consolidated into Gold Cross, Inc., which provided ground and air ambulance service, medical services, equipment and supplies. After operating for over twenty years, Gold Cross was sold in 1982. Mr. Panaia then founded Biomedics Corporation, a durable medical equipment dealer, which he operated until its sale in 1988. Both corporations were privately owned. Since 1988, he has served as a political and small business marketing consultant through his own firm, Sunpoint Industries, Inc. Sunpoint offered consulting services to political candidates and medical equipment businesses located in the United States. He served on the Board of Directors of two private schools. Mr.

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Panaia is past President and Treasurer of the Palm Beach Gardens Youth
Athletic Association and has served as President of the Palm Beach Gardens Little League for several years. Mr. Panaia has attended various sports conventions and seminars and has been a member of the Sportsplex Owners and Directors Association (SODA). He concentrates full-time on his duties as the President of the Company.

     Gerald V. Bergman served as Treasurer and Director of the Company since June 1994. Effective May 31, 1998, Mr. Bergman resigned from his position as Treasurer in order to pursue other business interests. He continues to serve as a Director of the Company. A CPA, Mr. Bergman joined Price Waterhouse & Co. in 1975 where he was an audit manager. In 1980 he was appointed Director of Corporate Planning and Analysis of the Red Lobster division of General Mills. In 1984 through 1985 he served as Vice President and Controller of J.L. Mason, Inc., a homebuilder. Mr. Bergman then became the Chief Financial and Administrative Officer and a Director of Overseas Service Corporation, an international manufacturers representative. He left Overseas Service Corporation in May 1992 to form DBS Associates, a business consulting firm that replaced a third party rendering financial and administrative services to Overseas Service Corporation. DBS Associates became an inactive corporation in 1995 in order to allow Mr. Bergman to serve full-time as Treasurer of the Company. Mr. Bergman has extensive experience in support of community and high school sports programs as a fund raiser and coach.

     Thomas J. Thomas has served as Secretary and Director of the Company since June 1994. Mr. Thomas is an attorney who has been a member of the Florida Bar Association since 1982. He practices in the areas of business and corporate law, business and individual income tax planning, estate planning, probate, qualified pension and deferred compensation, corporate and partnership law, and trust drafting and administration. He is admitted to practice before the United States Tax Court and Court of Claims. He serves part time as needed in his duties as Secretary of the Company.

     Guy T. Lindley, at age 51, joins the Company as Chief Financial Officer and Director with extensive experience in the management of corporate financial matters, a career interest that he developed after receiving his diploma as an MD. From 1975 to 1985 he managed the financial affairs of Fabritek/PBTI Group, a company that engaged in the development and marketing of operating room infection control systems. In 1985 Mr. Lindley joined Medical Care Development Corporation and Doctors Healthcare Group. There he managed all financial affairs of various subsidiaries and served as the business manager for one of the first public physician venture groups in partnership with a public foundation-controlled hospital. From 1989 to 1992, and again from 1994 to 1998, he supervised all corporate finance activities for the Wellman Family Group of Companies, a privately-owned holding company with a public subsidiary, IASG. Wellman Group subsidiaries are engaged in aircraft support and include a certified flag carrier for air transport. From 1992 to 1994, he managed the financial affairs of Sun Express Group, a public air transport management company that formed a joint venture leading to the development of Conquest Sun Airlines, subsequently known as Airtran and purchased by Valujet. Mr. Lindley will serve full-time as the Chief Financial Officer of the Company.

     Other directorships held by any such officer or person nominated to
become a director with a publicly registered company are as follows:   Guy T.
Lindley, director and President of Sun Express Group, Inc. (dormant), and Thomas J. Thomas, director of Telpac Industries, Inc.


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     No officers or directors have a petition for federal bankruptcy laws or state insolvency laws, or were convicted in any criminal proceeding (excluding traffic violations and other minor violations) or was subject to any order, judgment or decree not subsequently reversed, suspended or vacated of any court temporarily enjoining him or otherwise limiting the following activities acting as futures commissions brokers or an investment adviser, underwriter broker or dealer in securities, engaging in any type of business practice or engaging in any act in connection with any activity with the purchase or sale of any security or commodity in connection with any violation of federal or state securities laws or federal commodities laws. No officers or directors are subject to any order or decree not subsequently suspended or were found to have violated any federal or state securities law.

     The following officers and directors constitute control persons:

                                    Number of         % of Class
                                    Shares            11,932,600
     Name and Address               Owned             Shares
     ----------------               ---------         ----------
     David J. Panaia                2,362,400           19.80
     10 Wyndham Lane
     Palm Beach Gardens, FL

     Gerald V. Bergman                630,000            5.28
     10692 Hidden Lake Circle
     Palm Beach Gardens, FL

     Thomas J. Thomas                 665,000            5.57
     3844 Dogwood Circle
     Palm Beach Gardens, FL

     Derek D. Panaia                  400,000            3.35
     8617 Marlamoor Lane
     West Palm Beach, FL


     Regarding certain relationships and related transactions, the following constitute persons who have since the beginning of the registrant's fiscal year or any currently proposed transaction, or a series of similar transactions to which USAS was or is a party, in an amount which involved exceeds $60,000 and any of which of the following persons had or will have a direct material interest naming such person, and indicating his relationship to the registrant, the nature of this person's interest in the transaction, the amounts of the transaction and where practicable the amounts of the transactions of any director or any executive officer of the registrant or any member of the immediate family of the foregoing person: None.

     The following persons are indebted to the Company or its subsidiaries at any time since the beginning of its last fiscal year in an amount exceeding $60,000: None.

     Business relationships with related parties are as follows:

     The Company's counsel, attorney Thomas J. Thomas, has provided legal services to the Company, including, but not limited to, legal advice on the Offering, formation of the Company, acquisition of certain assets and legal advice to the Company in general. Mr. Thomas is a Director, Secretary of the


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Company and the owner of 665,000 shares of the Company's common stock which were issued in exchange for legal services rendered. Mr. Thomas has also been reimbursed for various expenses incurred on behalf of the Company.

     On January 10, 1998, the Company's Board of Directors approved an agreement with Axis Enterprises, Ltd., a Bahamian corporation of Nassau, Bahamas, to retain Axis for a period of three years to provide certain financing, marketing and management services in support of the Company's subsidiary, USA Performance Products, Inc. In exchange for performance of these services, Axis was granted 1,500,000 shares of common stock. Services commenced on April 8, 1998.

     Derek D. Panaia, son of David J. Panaia, CEO of the Company, was retained as a consultant to provide management oversight of USA Performance Products. In connection with this agreement, Derek Panaia was granted 400,000 shares of common stock in return for his services.

     From time to time, David J. Panaia, President, Director and shareholder of the Company and Gerald V. Bergman, Treasurer, Director and shareholder, have provided bridge financing to the Company. During the years ended May 31, 1998 and 1997, these individuals contributed to capital a total of $0 and $94,350, respectively, which had previously been recorded as loans from stockholders. Of the balance of $101,600 in loans from stockholders as of May 31, 1998, $76,000 was owed to Axis Enterprises, Ltd., $13,000 was owed to David J. Panaia, and the balance was owed to an unaffiliated stockholder. These loans consist of advances that are unsecured and bear no interest or fixed date of maturity.

     Except as described above, no director, officer or principal security holder of the Company has or has had a direct or indirect material interest in any transaction to which the Company is or was a party. The Company believes that the terms of each of the transactions described above were no less favorable to the Company than could have been obtained from third parties. In addition, in the future the Company will not enter into additional transactions with directors, officers or principal shareholders unless the terms thereof are no less favorable to the Company than could be obtained from third parties.

     (e) The following are the Company's standing audit committee of the Board of Directors to retain independent auditors: Guy T. Lindley and Gerald V. Bergman.

     (f) The Board of Directors has met ten times during the last full fiscal year. None of the current incumbent directors attended less than 100% of the meetings.

     (g) No other director has resigned other than Jack Enterline or declined to stand for re-election to the Board of Directors.

Item 8.  Compensation of Directors and Executive Officers.
----------------------------------------------------------
     No compensation, bonus, profit sharing or other compensation plan, contract or arrangement is paid to any director or nominee for director.

Item 9.  Independent Public Accountants.
----------------------------------------
     (a) The name of the principal accountant is Hafer & Gilmer, 251 Royal Palm Way, Suite 302, Palm Beach, Florida 33480.

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     (b)  Hafer & Gilmer also recently completed the financial statements for the year ended May 31, 1998.

     (c) No independent accountant of the company during the two most recent fiscal years has been changed or has resigned or indicated that it would decline to stand for re-election after completion of the current audit or was dismissed, or has any new independent accountant been engaged by the principal accountant to audit the registrant's financial statements or as an independent accountant on whom the principal accountant has expressed or is expected to express reliance in its report regarding a significant subsidiary.

Item 10.  Compensation Plans.
-----------------------------
     No action is to be taken with respect to any plan pursuant to which cash or noncash compensation is to be approved by the shareholders.

Item 11.  Authorization or Issuance of Securities Otherwise Than For Exchange.
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     No actions are to be taken with respect to the authorization or issuance of any securities of the Company or for any exchange of the outstanding securities of the Company.

Item 12.  Modification or Exchange of Securities.
-------------------------------------------------
     No action is to be taken with respect to the modification of any class of securities of the Company, or the issuance or authorization for issuance of securities of the registrant in exchange for outstanding securities of the registrant.

Item 13.  Financial and Other Information.
------------------------------------------
     The financial and other information set forth in the Form 10K which was filed with the SEC is available on request.

Item 14.  Mergers, Consolidations, Acquisitions and Similar Matters.
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     No action will be taken regarding approval by shareholders involving merger or consolidation of the registrant into or with any other person with the Company, the acquisition by the Company of any of its security holders, securities of another person, the acquisition by the Company of any other going business or the assets thereof, the sale or any other transfer of a substantial part of the assets of the Company or the liquidation or dissolution of the Company.

Item 15.  Acquisition or Disposition of Property.
-------------------------------------------------
     No action is to be submitted to the shareholders with respect to the acquisition or disposition of any property of the Company.

Item 16.  Restatement of Accounts.
----------------------------------
     No action is to be taken with respect to the restatement of any asset, capital or surplus account of the Company.


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Item 17.  Action With Respect to Reports.
-----------------------------------------
     No action is to be taken with respect to any report of the Company or of its directors, officers or committees or of any minutes of meetings of any shareholders.

Item 18.  Matters Not Required To Be Submitted.
-----------------------------------------------
     No actions are to be given to or submitted to a vote of shareholders with respect to any matter which is not required to be submitted to the shareholders.

Item 19.  Amendment of Charter, Bylaws or Other Documents.
----------------------------------------------------------
     The Company's Charter is to be amended pursuant to shareholder approval at the meeting to change the Company's name from U S Amateur Sports, Inc. to ecom ecom.com, inc. No other action is to be taken with respect to any amendment to the Company's Bylaws or other documents.

Item 20.  Other Proposed Action.
--------------------------------
     No other action is to be taken not specifically referred to in this
Schedule 14C.

Item 21.  Voting Procedures.
----------------------------
     The voting procedure required for the election or approval of election other than of directors is as follows: The Chairman of the meeting will call the meeting to order and move that the Company's Articles of Incorporation be changed to ecom ecom.com, inc. and open the matter for discussion for the shareholders present. The secretary will then call for a vote of the shareholders present. The secretary of the Company will then count the affirmative votes and the negative votes and the resulting votes will be made public to the shareholders attending.

     Votes will be counted by the secretary during the meeting, including effective abstentions and voter nonvotes under applicable Florida law which are to be treated as a vote neither for nor against the actions to be proposed at the meeting. The Company's Chief Executive Officer will then sign the amendment to the Company's Articles of Incorporation which will be filed with the Secretary of State of Florida if the motion to change the Company's name is approved.





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